UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2019

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 16th Street, Suite 300, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 6, 2019, Real Goods Solar, Inc. (the “Company”) received a written notification from The Nasdaq Stock Market (“Nasdaq”) that its Class A common stock will be suspended from trading on the Nasdaq Capital Market effective as the open of business on Friday, February 15, 2019 as a result of failing to regain compliance with the $1.00 per share minimum bid price requirement for continued inclusion on Nasdaq based on Listing Rule 5550(a)(2).

On August 7, 2018, the Company received a letter from Nasdaq, notifying the Company that for the last 30 consecutive business days, the bid price of the Company’s Class A common stock had closed below the $1.00 per share minimum bid price requirement for continued inclusion on Nasdaq based on Listing Rule 5550(a)(2), and providing the Company 180 days, or until February 4, 2019, to regain compliance.

The Company submitted a plan to regain compliance to Nasdaq on January 11, 2019 and a request for a second 180-day cure period to regain compliance.

As of February 5, 2019, the Company had not regained compliance with the $1.00 per share minimum bid price requirement for continued inclusion on Nasdaq based on Listing Rule 5550(a)(2). On February 6, 2019, Nasdaq notified the Company that it had failed to regain compliance and was not eligible for a second 180-day cure period. As a result, Nasdaq plans to suspend trading of the Company’s Class A common stock on The Nasdaq Capital Market effective at the open of business on February 15, 2019 and file a Form 25-NSE with the Securities and Exchange Commission (“SEC”) to remove the Class A common stock from listing and registration on Nasdaq. Real Goods Solar, Inc remains a public reporting company and will retain the “ticker” symbol “RGSE.” The Company expects that shares of Class A common stock will be eligible for quotation on the OTCQX® at the open of trading on February 15, 2019. Quotes and related Company information will be available at www.otcmarkets.com.

The Company plans to continue to make all required SEC filings, including those on Forms 10-K, 10-Q and 8-K, and will remain subject to all SEC rules and regulations applicable to reporting companies under the Securities Exchange Act of 1934. The Company plans to maintain an independent Board of Directors with an independent Audit Committee and to provide annual financial statements audited by a Public Company Accounting Oversight Board (PCAOB) auditor and unaudited interim financial reports, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

On February 8, 2019, the Company issued a press release announcing that it will move trading of the company's Class A common stock to the OTCQX® from The Nasdaq Capital Market. A copy of the press release is attached as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Real Goods Solar, Inc. on February 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Chief Financial Officer

Date: February 8, 2019